Effective as of October 29, 1996



Contran Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attention:     Mr. William C. Timm,
               Vice President-Finance

     Re:  Eighth Amendment to Letter Agreement and Security Agreement

Ladies and Gentlemen:

     Reference is made to that certain (a) Letter Agreement dated October 31, 1991, by and among BANQUE PARIBAS HOUSTON AGENCY ("Paribas"), SOCIETE GENERALE, SOUTHWEST AGENCY ("SG"), BANQUE PARIBAS HOUSTON AGENCY as Agent for Paribas and SG ("Agent") and CONTRAN CORPORATION ("Borrower") relating to a line of credit and letter of credit facility extended to Borrower (as amended, the "Letter Agreement"), (b) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent, Paribas and SG (as amended, the "Security Agreement"),
(c) First Amendment to Letter Agreement and Security Agreement dated
December 17, 1991, by among Borrower, Paribas, SG and Agent, (d) Second Amendment to Letter Agreement and Security Agreement dated October 31, 1992, by and among Borrower, Paribas, SG and Agent, (e) Third Amendment to Letter Agreement and Security Agreement dated October 31, 1993, by and among Borrower, Paribas, SG and Agent, (f) Fourth Amendment to Letter Agreement and Security Agreement dated September 30, 1994, by and among Borrower, Paribas, SG and Agent, (g) Fifth Amendment to Letter Agreement and Security Agreement dated October 31, 1994, by and among Borrower, Paribas, SG and Agent, (h) Sixth Amendment to Letter Agreement and Security Agreement dated October 30, 1995, by and among Borrower, Paribas, SG and Agent, and (i) Seventh Amendment to Letter Agreement and Security Agreement dated as of March 27, 1996, by and among Borrower, Paribas, SG and Agent. Borrower, Paribas, SG and Agent desire to amend the Letter Agreement and the Security Agreement as hereinafter set forth.
 Accordingly, Borrower, Paribas, SG and Agent, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Definitions. The term "Letter Agreement", as used in this Eighth Amendment to Letter Agreement and Security Agreement (this "Amendment"), shall mean the Letter Agreement referred to hereinabove, as amended hereby. The term "Security Agreement", as used in this Amendment, shall mean the Security Agreement referred to hereinabove, as amended hereby. Capitalized terms used in this Amendment, if and to the extent not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Letter Agreement; provided, however, that capitalized terms used in amended terms and provisions of the Security Agreement shall have the same meanings as in the Security Agreement.

     2.   Amendments to the Letter Agreement.

          (a) Facility. The section of the Letter Agreement entitled "Facility" is hereby amended to read in its entirety as follows:

               "$20,000,000 (the 'Committed Amount') aggregate committed line of credit for loans (the 'Loans') and letters of credit (the 'Letters of Credit'), subject to the Advance Rate (as hereinafter defined) and the other terms and conditions of this Agreement and the other Loan Papers (as hereinafter defined); provided, however, that the commitment of Paribas shall be $10,000,000 of the Committed Amount and the commitment of SG shall be $10,000,000 of the Committed Amount. The commitments of Banks under this Facility shall expire on the earlier to occur of the Maturity Date (as hereinafter defined) or the occurrence of an Event of Default. Banks shall not be obligated to make any advances of Loans or issue any Letter of Credit under the Facility on or after the Maturity Date."

          (b) Maturity Date. The section of the Letter Agreement entitled "Maturity Date" is hereby amended to read in its entirety as follows:

               "October 28, 1997 (the "Maturity Date"), subject to acceleration upon the occurrence of an Event of Default."

          (c) Other Terms and Provisions. The first sentence of the section of the Letter Agreement entitled "Other Terms and Provisions" is hereby amended to read in its entirety as follows:

               "In addition to the terms and provisions specified herein, the terms and provisions contained in that certain (a) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent and Banks, as amended by that certain (i) First Amendment to Letter Agreement and Security Agreement dated December 17, 1991, by and among Borrower, Banks and Agent, (ii) Second Amendment to Letter Agreement and Security Agreement dated October 31, 1992, by and among Borrower, Banks and Agent, (iii) Third Amendment to Letter Agreement and Security Agreement dated October 31, 1993, by and among Borrower, Banks and Agent, (iv) Fourth Amendment to Letter Agreement and Security Agreement dated September 30, 1994, by and among Borrower, Banks and Agent,
               (v) Fifth Amendment to Letter Agreement and Security Agreement dated October 31, 1994, by and among Borrower, Banks and Agent, (vi) Sixth Amendment to Letter Agreement and Security Agreement dated October 30, 1995, by and among Borrower, Banks and Agent, (vii) Seventh Amendment to Letter Agreement and Security Agreement dated March 27, 1996, by and among Borrower, Banks and Agent, and (viii) Eighth Amendment to Letter Agreement and Security Agreement dated October 29, 1996, by and among Borrower, Banks and Agent (as amended, the "Security Agreement"), (b) Amended and Restated Promissory Note dated October 29, 1996, in the original principal amount of $10,000,000 made by Borrower payable to the order of Paribas (the "Paribas Note"), (c) Amended and Restated Promissory Note dated October 29, 1996, in the original principal amount of $10,000,000 made by Borrower payable to the order of SG (the "SG Note") (the Paribas Note and the SG Note, together with all renewals, extensions, amendments and replacements thereof from time to time, are hereinafter collectively called the "Promissory Notes"), and
               (d) all other agreements, documents, instruments and certificates executed or delivered in connection herewith (this Agreement, the Security Agreement, the Promissory Notes and such other agreements, documents, instruments and certificates, as the same may be amended, renewed, extended, restated or supplemented from time to time, are hereinafter collectively called the "Loan Papers"), all of which are incorporated herein by reference for all purposes, shall apply and shall govern the relationship among Borrower, Agent and Banks with respect to the Facility."

     3.   Amendments to the Security Agreement.

          (a)  Definition of Loan Papers.  The first sentence of Subparagraph
     (f) of Paragraph 21 of the Security Agreement is hereby amended to read in its entirety as follows:

               "The term "Loan Papers", as used in this Agreement, shall mean and refer to (i) the Letter Agreement, (ii) that certain Amended and Restated Promissory Note dated October 29, 1996, in the original principal amount of $10,000,000 made by the undersigned payable to the order of Banque Paribas Houston Agency, (iii) that certain Amended and Restated Promissory Note dated October 29, 1996, in the original principal amount of $10,000,000 made by the undersigned payable to the order of Societe Generale, Southwest Agency, (iv) this Agreement, and (v) the other "Loan Papers", as such term is defined in the Letter Agreement, as the same may be amended, renewed, extended, restated or supplemented from time to time."

     4.   Ratifications, Representations and Warranties.

          (a) Except as expressly amended by this Amendment, the terms and provisions of the Letter Agreement and the Security Agreement are hereby ratified and confirmed and shall continue in full force and effect. The Letter Agreement and the Security Agreement as amended hereby shall con-tinue to be legal, valid, binding and enforceable in accordance with their terms.

          (b) Borrower hereby represents and warrants to Banks that the execution, delivery and performance of this Amendment and all other Loan Papers executed and/or delivered in connection herewith, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower or any other material agreement, document, instrument or certificate to which Borrower, or any of its assets, is a party or is bound or affected.

     5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Agent shall have received the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Banks:

               (i) an Amended and Restated Promissory Note in the original principal amount of $10,000,000 made by Borrower payable to the order of Paribas and an Amended and Restated Promissory Note in the original principal amount of $10,000,000 made by Borrower payable to the order of SG;

               (ii) an Amended and Restated Federal Reserve Form U-1 executed by Borrower pertaining to this Amendment; and

               (iii) a Corporate Certificate executed by Borrower and certain officers of Borrower evidencing that the transactions contemplated by this Amendment have been duly authorized by all requisite corporate action on the part of Borrower.

          (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and certificates and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, P.C.

     6.   Miscellaneous.

          (a) All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Papers, and no investigation by Agent or Banks or any closing shall affect such representations and warranties or the right of Agent and Banks to rely thereon.

          (b) The Loan Papers are hereby amended so that any reference therein to the Letter Agreement or the Security Agreement shall mean a reference to the Letter Agreement or the Security Agreement, respectively, as amended hereby.

          (c) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          (d) This Amendment is binding upon and shall inure to the benefit of Banks, Agent and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Banks.

          (e)  This Amendment may be executed in one or more counterparts.

          (f) Borrower agrees to pay on demand by Agent the reasonable fees and out-of-pocket expenses of counsel to Agent and Paribas in connection with the preparation, negotiation and execution of this Amendment and the other Loan Papers executed pursuant hereto.

          (g) THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN PAPERS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE FACILITY, THE LOANS AND THE LETTERS OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN
     (1) BORROWER AND (2) AGENT OR ANY BANK.

     If you are in agreement with all of the terms and conditions stated herein, please indicate by signing below whereupon this Amendment shall become effective as of the date first above written.

                                Sincerely,

                                BANQUE PARIBAS HOUSTON AGENCY
                                Individually and as Agent




                                By: /s/ Scott Clingan
                                    ----------------------------------
                                Name:  Scott Clingan
                                Title:    Vice President




                                By: /s/ Larry Robinson
                                    ----------------------------------
                                Name:  Larry Robinson
                                Title:    Vice President


                                SOCIETE GENERALE, SOUTHWEST AGENCY




                                By: /s/ Richard M. Lewis
                                    ----------------------------------
                                Name:  Richard M. Lewis
                                Title:    Vice President

                                AGREED AND ACCEPTED:

                                CONTRAN CORPORATION


                                By: /s/ William C. Timm
                                    ----------------------------------
                                Name:  William C. Timm
                                Title:    Vice President-Finance